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                         SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 28, 2000

                            WIND RIVER SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

       Delaware               0-21342                   94-2873391
(State of jurisdiction) (Commission File No.) (IRS Employer Identification No.)

                               500 Wind River Way
                                Alameda, CA 94501
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (510) 748-4100


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Item 5.  Other Events

         THIS CURRENT REPORT ON FORM 8-K CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN INVOLVE RISKS AND UNCERTAINTIES, INCLUDING THOSE RELATING TO THE POSSIBLE INABILITY TO COMPLETE THE MERGER TRANSACTION INVOLVING WIND RIVER SYSTEMS, INC., A DELAWARE CORPORATION ("WIND RIVER"), AND EMBEDDED SUPPORT TOOLS CORPORATION, A MASSACHUSETTS CORPORATION ("EST"), AS SCHEDULED, OR AT ALL, AND THOSE ASSOCIATED WITH THE ABILITY OF THE COMBINED COMPANY TO ACHIEVE THE ANTICIPATED BENEFITS OF THE MERGER. ACTUAL RESULTS AND DEVELOPMENTS MAY DIFFER MATERIALLY FROM THOSE DESCRIBED OR INCORPORATED BY REFERENCE IN THIS REPORT. FOR MORE INFORMATION ABOUT WIND RIVER AND RISKS ARISING WHEN INVESTING IN WIND RIVER, INVESTORS ARE DIRECTED TO WIND RIVER'S MOST RECENT REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

         On February 28, 2000, Wind River announced that it entered into a definitive merger agreement with EST. The definitive merger agreement contemplates that, subject to the satisfaction of certain conditions contained therein, including the approval of the merger referred to therein by the stockholders of EST and the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, Wind River would acquire EST in a stock-for-stock transaction. Upon consummation of the merger, Wind River will issue approximately 6.3 million shares of its common stock for all of the outstanding equity securities of EST.

         Wind River's press release, dated February 28, 2000, entitled "Wind River To Acquire Embedded Support Tools Corporation" is attached hereto as
Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits

Exhibit
Number                Description

99.1                  Press Release dated February 28, 2000.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             WIND RIVER SYSTEMS, INC.


Dated:    March 1, 2000                      BY: /S/ RICHARD W. KRABER
                                             -------------------------
                                             Richard W. Kraber
                                             Chief Financial Officer


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